UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2012

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, our Board of Directors ratified the appointment of Stephen P. Lucado as our Chairman of the Board, effective immediately. Mr. Lucado replaces Loren E. Bagley who resigned as Chairman, but will remain as a director.

Mr. Lucado became a member of the board of directors on June 29, 2011. Mr. Lucado has over 16 years of professional financial experience. He has been associated with various financial companies and has managed investments in the oil and gas industries. Since 2010, Mr. Lucado has served as Senior Managing Director and Founder of Three Oaks Group, specializing in financial advisory to companies in the oil and gas industry.

In addition to performing his duties as Chairman of the Board, Mr. Lucado will also provide financial advisory services to the company. In this capacity he will serve as the company’s main contact with both existing and prospective investors. As such he will be focused on evaluating potential sources of additional capital, and will also be tasked with enhancing the company’s efforts to communicate with shareholders through participation in public presentations to investors.

These services will be provided under a contract that is structured to last a minimum of one year. Under the contract Mr. Lucado will be paid the equivalent of a base salary of $200,000 per annum, plus options on 300,000 shares with a strike price of $2.30 per share, to be vested over three years. Mr. Lucado will also be eligible for a cash bonus upon the achievement of certain milestones related to the areas of primary focus under his contract.

There were no understandings or arrangements with any person regarding Mr. Lucado’s appointment as Chairman of the Board, other than the above referenced contract, and there are no family relationships between him and any other officer or director of the company.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered “forward-looking statements,” which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: April 23, 2012	By	/S/ JOHN S. TUMIS
John S. Tumis
Chief Financial Officer